UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 268-6200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 24, 2011, Genoptix, Inc., a Delaware corporation (“Genoptix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novartis Finance Corporation, a New York corporation (“Parent”), and GO Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock of Genoptix, par value $0.001 per share (the “Shares”) at a price of $25.00 per share (the “Offer Price”), net to the selling stockholder in cash, without interest and less any required withholding taxes. Following the completion of the tender offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, if required, receipt of approval by Genoptix’ stockholders, Purchaser will merge with and into Genoptix, with Genoptix surviving as a whole-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by Genoptix, Parent, Purchaser, any other subsidiary of Novartis AG or by stockholders of Genoptix who have perfected their statutory rights of appraisal under Delaware law) will be converted into the right to receive an amount in cash, equal to the Offer Price, without interest and less any required withholding taxes. In addition, all outstanding options to purchase Shares (the “Options”) will be fully vested immediately prior to the Effective Time and will be cancelled at the Effective Time in exchange for the right to receive the excess, if any, of the Offer Price over the exercise price of such Option immediately prior to the Effective Time multiplied by the number of Shares subject to the Option immediately prior to the Effective Time. All restricted shares and restricted stock units outstanding at the Effective Time will be converted into restricted shares or restricted stock units, respectively, with respect to a number of shares of common stock of Novartis AG determined by multiplying the number of shares subject to such award immediately prior to the Effective Time by the exchange ratio described in the Merger Agreement.

Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, (i) that sufficient Shares have been validly tendered (and not properly withdrawn) in accordance with the terms of the Offer that when added to Shares beneficially owned by Parent or Purchaser will represent at least a majority of the outstanding Shares on a fully diluted basis (including Shares issuable upon exercise, conversion or exchange of any options, warrants, convertible notes, stock appreciation rights, restricted stock units or other rights to acquire Shares (other than options that have a per share exercise price that is greater than the Offer Price) and without regard to whether the securities are then vested) (the “Minimum Condition”), (ii) the expiration or termination of any applicable waiting period under any applicable antitrust law, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other required consents or approvals of any governmental authority of competent jurisdiction under antitrust laws, and (iii) that the other conditions set forth in Annex I to the Merger Agreement have been satisfied or waived.

Pursuant to the Merger Agreement, Genoptix granted to Parent and Purchaser an irrevocable option (the “Top-Up Option”) to purchase from Genoptix, at a price per Share equal to the Offer Price, the number of newly-issued Shares equal to up to the lesser of (i) the number of Shares which, when added to the number of Shares owned by Parent and Purchaser at such time, constitutes at least one Share more than 90% of the number of Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option on a fully diluted basis or (ii) the aggregate number of Shares that Genoptix is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option; provided, however, that the Top-Up Option will not be exercisable unless (a) immediately after such exercise and the issuance of Shares, Purchaser and Parent would hold one Share more than 90% of the then outstanding Shares and (b) the Minimum Condition has been satisfied.

If immediately following the successful consummation of the Offer, Purchaser and Parent hold at least 90% of the then-outstanding Shares in the Offer, the Merger will be consummated pursuant to the short-form merger procedures under the Delaware General Corporation Law without a vote or any further action by the holders of Shares. If immediately following the successful consummation of the Offer (including all extensions to the Offer, any subsequent offering period provided for in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, as amended, and any extensions of such subsequent offering period), Parent and Purchaser would own less than 90% of the Shares then outstanding, then Genoptix’ stockholders holding a majority of the outstanding Shares must approve the Merger and adopt the Merger Agreement prior to consummating the Merger. In this event, Genoptix has agreed to call and convene a stockholder meeting to obtain such approval.

The Merger Agreement includes customary representations and warranties and covenants of the parties. Until the earlier of the termination of the Merger Agreement and the Effective Time, Genoptix has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Genoptix has also agreed not to solicit or initiate discussions with any third party regarding other proposals to acquire Genoptix. The Merger Agreement also includes customary termination provisions for both Genoptix and Purchaser and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Genoptix will be required to pay to Purchaser a termination fee of $16,500,000.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, the executive officers and directors of Genoptix each entered into a tender and support agreement (the “Support Agreements”) with Parent and Purchaser, pursuant to which each executive officer and director agreed, among other things, to tender his or her Shares pursuant to the Offer and, if necessary, vote his or her Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. The Support Agreements terminate in the event the Merger Agreement is terminated.

Additional Information

The foregoing descriptions of the Merger Agreement and the Support Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, and the form of Support Agreement, which is attached as Exhibit 2.2 to this report and incorporated herein by reference.

The Merger Agreement and the Support Agreements, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about Genoptix. The representations, warranties and covenants contained in each agreement were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement or the Support Agreements. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01.	Other Events.

On January 24, 2011, Genoptix issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated January 24, 2011, by and among Genoptix, Inc., Novartis Finance Corporation and GO Merger Sub, Inc.

2.2	Form of Support Agreement, dated January 24, 2011, by and among [ ], Novartis Finance Corporation and GO Merger Sub, Inc.

99.1	Press Release issued on January 24, 2011

Important Information and Where To Find It

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The offer to buy shares of Genoptix common stock described in this announcement has not yet commenced. At the time the tender offer is commenced, Purchaser will file a tender offer statement on Schedule TO with the SEC and Genoptix will file a solicitation/recommendation statement on Schedule 14D-9. Genoptix stockholders and other investors should read these materials carefully because they will contain important information, including the terms and conditions of the tender offer. These materials and any other documents filed by Genoptix or Purchaser with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov and by contacting Genoptix Investor Relations at 800-881-3100. In addition, investors and stockholders will be able to obtain free copies of the documents filed with the SEC on Genoptix’ website at www.genoptix.com. Investors and stockholders are urged to read the Schedule TO, the Schedule 14D-9 and the other relevant materials before making any investment decision with respect to the tender offer.

Safe Harbor for Forward-Looking Statements

Statements in this report that relate to future results and events are forward-looking statements based on Genoptix’ current expectations regarding the tender offer and other transactions contemplated by the Merger Agreement. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated. Other risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, if at all, Genoptix may not satisfy one or more closing conditions; that the merger agreement may be terminated; and the impact of the current economic environment, fluctuations in operating results, market acceptance of Genoptix’ services, and other risks that are described in Genoptix Annual Report on Form 10-K for the year ended December 31, 2009, in its most recent Quarterly Report of Form 10-Q and in its subsequently filed SEC reports. Genoptix undertakes no obligation to update these forward-looking statements except to the extent otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: January 26, 2011	By:	/s/ Christian V. Kuhlen, M.D., Esq.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel